UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023
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CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officer

On July 18, 2023, the Board of Directors of Cisco Systems, Inc. (“Cisco”) appointed M. Victoria Wong, 56, as Senior Vice President and Chief Accounting Officer of Cisco effective July 30, 2023. Ms. Wong will succeed Prat Bhatt.

Prior to her appointment, Ms. Wong most recently served as Cisco's Senior Vice President and Deputy Chief Accounting Officer since February 2023, Vice President and Corporate Controller from June 2021 to February 2023, Vice President and Assistant Corporate Controller from October 2014 to June 2021, and has held a number of other leadership positions within Cisco's Finance organization from 2007 to 2021. Prior to joining Cisco, Ms. Wong was a partner with KPMG LLP from 2002 to 2007.

In connection with her appointment, Ms. Wong is entering into Cisco’s standard form of Indemnity Agreement with Cisco which provides for indemnification of an indemnitee to the fullest extent permitted by law. The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed with the Securities and Exchange Commission on January 25, 2021 as Exhibit 10.1 to Cisco’s Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 19, 2023	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary